                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                         Date of report: August 30, 2000
                        (Date of earliest event reported)

                                     1-10711
                                    ---------
                              (Commission File No.)



                           Sizzler International, Inc.
                         -------------------------------
             (Exact name of Registrant as specified in its charter)



                 Delaware                                   95-4307254
----------------------------------------------    ----------------------------
(State or other jurisdiction of incorporation)    (IRS Employer Identification
                                                   Number)



          6101 West Centinela Avenue, Suite 200, Culver City, CA 90230
         --------------------------------------------------------------
          (Address of principal executive offices, including zip code)


                                 (310) 568-0135
              (Registrant's telephone number, including area code)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

On August 30, 2000, Sizzler International, Inc. ("Sizzler") completed the acquisition of 82% of the membership interests of FFPE, LLC, a Delaware limited liability company, from the sole member of the company for cash and warrants. FFPE, LLC, the successor to S & C Company, Inc., a California corporation, is the owner and operator of nine casual dining restaurants doing business under the name "Oscar's" in the San Diego and Phoenix markets. The seller was FFPE Holding Company, Inc., a Delaware corporation, owned by John Sarkisian and certain Sarkisian family members and partnerships. Sizzler expects that FFPE, LLC will continue to operate the business under the management of John Sarkisian.

The acquisition, previously announced, was made pursuant to the terms and conditions of an amended and restated purchase agreement. The agreement provided for a purchase price of $16 million cash, warrants to purchase 1,250,000 shares of Sizzler common stock at $4.00 per share and, subject to future performance of the Oscar's chain, an earn-out of up to $9.1 million. In accordance with the purchase agreement, Sizzler anticipates providing a loan to FFPE, LLC of up to $9.5 million.

The source of the cash portion of the purchase price was cash on hand, generated primarily from the sale and leaseback of certain company-owned real estate in Australia.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired

      Independent Auditor's Report ..............................................................       F-1

      Consolidated Balance Sheet as of December 31, 1999 ........................................       F-2

      Consolidated Statement of Income and Retained Earnings for the year ended December 31, 1999       F-3

      Consolidated Statement of Cash Flows for the year ended December 31, 1999 .................       F-4

      Notes to Consolidated Financial Statements ................................................       F-5

      Consent of Independent Public Accountants .................................................      F-13

(b) Unaudited Condensed Interim Financial Statements of Business Acquired

     Unaudited Condensed Consolidated Interim Balance Sheet as of April 30, 2000 ................      F-14

      Unaudited Condensed Consolidated Interim Statements of Income and Retained Earnings for the
            year ended April 30, 2000 ...........................................................      F-15

      Unaudited Condensed Consolidated Interim Statements of Cash Flows for the year ended
            April 30, 2000 .....................................................................      F-16

       Notes to Unaudited Condensed Consolidated Financial Statements ..........................      F-17

(c) Pro Forma Financial Data

     Unaudited Pro Forma Condensed Consolidated Balance Sheet as of July 23, 2000 ..............      F-19

     Unaudited Pro Forma Condensed Consolidated Statements of Operations for the year ended
           April 30, 2000 ......................................................................      F-21

      Unaudited Pro Forma Condensed Consolidated Statements of Operations for the interim period
            ended July 23, 2000 ................................................................      F-22

(d) Exhibits

        Number    Description
        ------    -----------
          10.1    Amended and Restated LLC Membership Interest Purchase
                  Agreement dated August 21, 2000 among the Registrant, as
                  purchaser, and FFPE Holding Company, Inc. JBS Investments,
                  Ltd., OMS Investments, Ltd., TDM Enterprises, Ltd., Oscar
                  Sarkisian and Martha Patricia Sarkisian (individually and as co-Trustees of the Sarkisian Family Trust UDT dated 7/19/95),
                  John Sarkisian, Bernadette Sarkisian, Tamara Sarkisian-Celmo
                  (individually and as Trustee of the Tamara Sarkisian-Celmo
                  Family Trust UDT dated 10/16/97), S&C Company, Inc., and FFPE,
                  LLC, as selling parties.

          10.2    Amended and Restated Limited Liability Company Agreement of
                  FFPE, LLC dated August 30, 2000 between the Registrant and
                  FFPE Holding Company, Inc.

          10.3 Membership Interest Pledge Agreement dated August 30, 2000 between the Registrant, as secured party, and FFPE Holding
                  Company, Inc., as debtor.

          10.4    Call Option Agreement dated August 30, 2000 between FFPE
                  Holding Company, Inc., as optionor, and the Registrant, as optionee.

          10.5 Put Option Agreement (John Sarkisian) dated August 30, 2000 between the Registrant, as optionor, and FFPE Holding Company, Inc., as optionee.

          10.6    Put Option Agreement (Tamara Sarkisian-Celmo) dated August 30,
                  2000 between the Registrant, as optionor, and FFPE Holding
                  Company, Inc., as optionee.

          10.7    Warrant dated August 30, 2000, issued by the Registrant to
                  FFPE Holding Company, Inc.

          10.8 Warrant Registration Rights Agreement dated August 30, 2000 between the Registrant and FFPE Holding Company, Inc.

          10.9 Employment Agreement of John Sarkisian dated August 30, 2000 between FFPE, LLC, as employer, and John Sarkisian, as employee.

          10.10   Employment Agreement of Tamara Sarkisian-Celmo dated August
                  30, 2000 between FFPE, LLC, as employer, and Tamara
                  Sarkisian-Celmo, as employee.




                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.



                                       Sizzler International, Inc.


                                       By: /s/ Steven R. Selcer
                                           -------------------------------------
                                       Name: Steven R. Selcer
                                       Title: Vice President and
                                       Chief Financial Officer


Dated: September 14, 2000

To The Stockholders
S & C Company, Inc. and Subsidiary
DBA Oscar's
9823 Pacific Heights Blvd, Suite J
San Diego, CA 92121


                          Independent Auditor's Report

We have audited the accompanying consolidated balance sheet of S & C Company, Inc. (A California Corporation) and Subsidiary, DBA Oscar's as of December 31, 1999, and the related consolidated statements of income, retained earnings and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of S & C Company, Inc. and Subsidiary, DBA Oscar's, as of December 31, 1999, and the results of its operations and cash flows for the year then ended in conformity with generally accepted accounting principles.



OLIVA, SAHMEL & GODDARD
Certified Public Accountants


August 24, 2000



                                    Page F-1

                S & C COMPANY, INC. AND SUBSIDIARY (DBA OSCAR'S)
                           CONSOLIDATED BALANCE SHEET
                                DECEMBER 31, 1999

ASSETS
CURRENT ASSETS
    Cash  (Note 2)                                              $     2,919
    Accounts Receivable  (Net of $4,000 in reserve)                 105,256
    Inventory  (Note 2)                                             145,592
    Prepaid Expenses  (Note 2)                                      103,408
                                                                -----------
TOTAL CURRENT ASSETS                                                357,175

PROPERTY AND EQUIPMENT  (Note 3)                                  6,565,800

OTHER ASSETS
    Security Deposits  (Note 5)                                     121,821
    Net Intangibles  (Note 4)                                        20,447
    Deferred Tax Asset  (Note 11)                                     3,000
                                                                -----------
TOTAL OTHER ASSETS                                                  145,268

TOTAL ASSETS                                                    $ 7,068,243
                                                                ===========
LIABILITIES AND STOCKHOLDER'S EQUITY
CURRENT LIABILITIES
    Accounts Payable                                            $ 1,253,013
    Accrued Liabilities                                             709,328
    Deferred Revenue & Rent  (Net)  (Note 6)                        624,090
    Intercompany - SRA Ventures, LLC  (Note 7)                       61,152
    Line of Credit  (Note 8)                                        200,000
    Stockholder Notes  (Note 9)                                     763,209
    Current Portion - Notes Payable                                 765,822
                                                                -----------
TOTAL CURRENT LIABILITIES                                         4,376,614

NOTES PAYABLE  (Note 10)                                          2,804,132
                                                                -----------
TOTAL LIABILITIES                                                 7,180,746

COMMITMENTS  (Note 13)

STOCKHOLDERS' DEFICIT
    Capital Stock (Note 12) (authorized 20,000,000 shares;
        issued and outstanding 1,320,000 shares)                     64,413
    Accumulated Deficit                                            (176,916)
                                                                -----------
TOTAL STOCKHOLDERS' DEFICIT                                        (112,503)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT                     $ 7,068,243
                                                                ===========

See Accompanying Notes



                                    Page F-2

                S & C COMPANY, INC. AND SUBSIDIARY (DBA OSCAR'S)
             CONSOLIDATED STATEMENT OF INCOME AND RETAINED EARNINGS
                      FOR THE YEAR ENDED DECEMBER 31, 1999


SALES                                                    $ 24,086,840

COST OF SALES
    Product Costs                                           7,402,229
    Labor Costs                                             7,639,774
    Other Operating Expenses (Includes $974,306 in
        write down of long lived assets)                    6,945,682
                                                         ------------
TOTAL COST OF SALES                                        21,987,685
                                                         ------------
GROSS PROFIT                                                2,099,155

SELLING, GENERAL AND ADMINISTRATIVE                         2,837,786
NET LOSS ATTRIBUTABLE TO MINORITY INTEREST (Note 2)           (66,978)
                                                         ------------
LOSS BEFORE INCOME TAXES                                     (671,653)

INCOME TAX EXPENSE  (Note 11)                                     800
                                                         ------------
NET LOSS                                                     (672,453)

RETAINED EARNINGS - BEGINNING OF PERIOD                     1,078,262

DISTRIBUTIONS PAID                                           (582,725)
                                                         ------------
ACCUMULATED DEFICIT - END OF PERIOD                      $   (176,916)
                                                         ============

See Accompanying Notes



                                    Page F-3

                S & C COMPANY, INC. AND SUBSIDIARY (DBA OSCAR'S)
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 1999


CASH FLOWS PROVIDED BY OPERATIONS
    Net Loss                                      $  (672,453)

ADJUSTMENTS TO RECONCILE NET CASH TO NET
LOSS FROM OPERATING ACTIVITIES
    Depreciation & Amortization                       667,243
    Write down of Long-lived assets                   974,306
    Change in Operating Accounts
        Accounts Receivable                           (58,724)
        Inventory                                      16,102
        Prepaid Expenses                               (6,716)
        Other Assets                                  (87,498)
        Deferred Tax Asset                             (3,000)
        Accounts Payable                              123,924
        Accrued Liabilities                           261,230
        Deferred Rent and Revenue                     624,090
                                                  -----------
NET CASH PROVIDED BY OPERATING ACTIVITIES           1,838,504

CASH FLOW FROM INVESTING ACTIVITIES
    Purchase of Fixed Assets                       (2,027,391)
    Purchase of Deer Valley                          (238,446)
                                                  -----------
NET CASH USED IN INVESTING ACTIVITIES              (2,265,837)

CASH FLOWS FROM FINANCING ACTIVITIES
    Line of Credit                                    184,858
    Proceeds From Notes Payable                     1,094,571
    Paydown on Notes Payable                         (558,319)
    Shareholder Loans                                 591,537
    Distributions Paid                               (582,723)
    Oscar's of Arizona, LLC Buy-Out                  (270,629)
                                                  -----------
NET CASH PROVIDED BY FINANCING ACTIVITIES             459,295
                                                  -----------
NET INCREASE IN CASH                                   31,962

CASH AT BEGINNING OF PERIOD                           (29,043)
                                                  -----------
CASH AT END OF PERIOD                             $     2,919
                                                  ===========
Additional Cash Flow Information
    Cash Paid for Interest                        $   297,092
    Cash Paid for Taxes                           $       800

See Accompanying Notes



                                    Page F-4

                S & C COMPANY, INC. AND SUBSIDIARY (DBA OSCAR'S)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 1999


NOTE 1  THE COMPANY

        S & C Company, Inc. and Subsidiary, DBA Oscar's operates Oscar's restaurants with eight locations of full service dining and catering.

NOTE 2  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        Basis of Accounting
        The consolidated financial statements have been prepared using generally accepted accounting principles.

        Cash and Cash Equivalents
        The Company considers financial instruments with a fixed maturity date of less than three months to be cash equivalents.

        Inventory
        Inventory is valued at the lower of cost or market. Cost is determined using the first-in, first-out method of accounting.

        Prepaid Expenses
        Expense items of a nature, which will benefit future periods, are charged to the prepaid expense account and are amortized over the actual periods benefited.

        Deferred Revenue and Rent
        Deferred Rent represents tenant improvement allowances, which are being amortized over the term of the various leases using the straight-line method. Deferred Revenue represents a vendor rebate and is being amortized over five years using the straight-line method.

        Property and Equipment
        Property and Equipment is carried at cost. Depreciation is computed using a straight-line method of depreciation over the assets estimated useful lives of five to forty years (See Note 3). Maintenance and repairs are charged to the expense as incurred; major renewals are capitalized. When items of property and equipment are sold or retired, the related cost and accumulated depreciation are removed from the accounts, and any gain or loss is included in income.



                                    Page F-5

                S & C COMPANY, INC. AND SUBSIDIARY (DBA OSCAR'S)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 1999


NOTE 2 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

        Long-lived Assets
        The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset or a group of assets may not be recoverable. The Company considers a history of operating losses to be its primary indicator of potential impairment. Assets are grouped and evaluated for impairment at the lowest level for which there are identifiable cash flows that are largely independent of the cash flows of other groups of assets. The Company deems an asset to be impaired if a forecast of undiscounted future operating cash flows directly related to the asset, including disposal value, if any, is less than its carrying amount. If an asset is determined to be impaired, the loss is measured as the amount by which the carrying amount of the asset exceeds fair value. The Company generally measures fair value by discounting estimated future cash flows. Considerable management judgement is necessary to estimate discounted future cash flows. Accordingly, actual results could vary significantly from such estimates.

        Stock Options
        Stock Options are accounted for using the intrinsic value method. The Board of Directors determines the value at the grant date. All stock options are granted at fair market value as determined by the Board of Directors.

        Deferred Taxes
        The Company adopted Statement of Financial Accounting Standards No.109 (SFAS 109), Accounting for Income Taxes. SFAS 109 is an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns. In estimating future tax consequences, SFAS 109 generally considers all expected future events other than enactments of changes in the tax law or rates.

        Income Taxes
        The Corporation elected to be taxed as a Sub-Chapter S Corporation. Income from the Corporation is combined with income and expenses of the shareholders from other sources and reported on the shareholders' individual Federal and State income tax returns. The Corporation is not a tax paying entity for Federal purposes and pays a State income tax of $800 or 1.5% of taxable income, whichever is greater.



                                    Page F-6

                S & C COMPANY, INC. AND SUBSIDIARY (DBA OSCAR'S)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 1999


NOTE 2 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

        Consolidation
        The consolidated financial statements include the accounts of S & C Company, Inc. and its 100% owned subsidiary, Oscar's of Arizona, LLC. S & C Company, Inc. owned a 50% interest in Oscar's of Arizona, LLC through December 1, 1999 at which time it acquired the remaining 50%. The financial statements reflect the entire activity of the subsidiary with the net minority interest identified separately. Intercompany accounts and transactions have been eliminated.

        Use of Estimates
        The preparation of consolidated financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 3 PROPERTY AND EQUIPMENT

        Major classifications of Property and Equipment and Accumulated Depreciation are as follows:


                                         1999
                                         ----
Leasehold Improvements               $ 4,233,519
Restaurant Equipment                   2,799,693
Furniture and Fixtures                   256,674
Electronic Equipment                     296,445
Automobiles                              282,511
                                     -----------
TOTAL PROPERTY AND EQUIPMENT           7,868,842
Accumulated Depreciation              (1,303,042)
                                     -----------
PROPERTY AND EQUIPMENT               $ 6,565,800
                                     ===========

NOTE 4  INTANGIBLES

        Intangible Assets consist of Loan Costs and are being amortized over the term of the loans using the straight-line method. Intangible Assets are shown net of accumulated amortization of $11,235.

NOTE 5  SECURITY DEPOSITS

        Security Deposits consist of lease deposits for the eight restaurant locations and the corporate office.



                                    Page F-7

                S & C COMPANY, INC. AND SUBSIDIARY (DBA OSCAR'S)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 1999


NOTE 6  DEFERRED REVENUE AND RENT

        Deferred Revenue is being amortized over five years and shown net of accumulated amortization of $7,500. Deferred Rent is being amortized over the life of the leases and is shown net of accumulated amortization of $60,492.

NOTE 7  INTERCOMPANY - SRA VENTURES, LLC

        The Intercompany - SRA Ventures, LLC represents funds advanced from a related company for a restaurant site in Temecula, California.

NOTE 8  LINE OF CREDIT

        The Line of Credit consists of a credit line with Southwest Community Bank. The limit on the line is $200,000.

NOTE 9  STOCKHOLDER NOTES

        Stockholder Notes consist of the following:

                                                        1999
                                                        ----
Oscar and Martha Sarkisian
8% interest,  multiple maturities                     $355,000

Tammy Celmo
8% interest,  matures December 2000                     55,000

John Sarkisian
8% interest,  $200,000 matures November 2000,
$150,000 December 2000                                 350,000

Bernadette Sarkisian
$3,386.35 per month,  8% interest                        3,209
                                                      --------
TOTAL STOCKHOLDER NOTES                               $763,209
                                                      ========



                                    Page F-8

                S & C COMPANY, INC. AND SUBSIDIARY (DBA OSCAR'S)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 1999


NOTE 10  NOTES PAYABLE (Continued)

        Notes Payable consists of the following:

                                                               1999
                                                               ----
Southwest Community Bank
Term note, variable interest rate of prime +
1%, matures November 1, 2003                                $1,429,090

Southwest Community Bank
Construction loan converting to a term loan in
April of 1999, variable interest rate of prime +
1% , matures April 2004                                        709,449

Southwest Community Bank
Construction loan converting to a term loan in
May of 2000, variable interest rate of prime +
1% , matures May 2005                                          800,000

Bank of America - Working Capital
$1,250 per month plus interest at prime plus 3%                  1,300

Notes Payable - Vans
Auto loans on eight Company vans with
various interest rates and monthly payments                    153,380

Note Payable - Greentree
Five year note, 13.4% interest                                  13,167

Equipment Lease - Orange
Twelve month note,  9% interest                                 24,447

Note Payable - C. Thomas
Twelve month note,  8% interest                                 97,000

Bank of America - Prime +2% interest,
Ten year note matures in 2008. Secured by assets of
Oscar's of Arizona, LLC                                        342,121
                                                               -------



                                    Page F-9

                S & C COMPANY, INC. AND SUBSIDIARY (DBA OSCAR'S)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1999


NOTE 10  NOTES PAYABLE (Continued)

TOTAL NOTES PAYABLE                  3,569,954
Less: Current Portion                 (765,822)
NOTES PAYABLE                      $ 2,804,132
                                   ===========

        The Company has three loans outstanding with Southwest Community Bank. These loans require that the company maintain a minimum tangible net worth of not less than $1,250,000, a ratio of total liabilities to tangible net worth of not more than 4.0 to 1.0, a ratio of cash flow coverage of not less than 1.2, and a minimum current ratio of not less than 0.2. The Company is not in compliance with these covenants as of December 31, 1999. The financial institution has granted a waiver of all incidences of noncompliance.

        Maturities of the Notes Payable is as follows for the years ended December 31:

                        1999
                        ----
      2000         $  765,822
      2001            709,052
      2002            777,715
      2003            807,118
      2004            340,861
Thereafter            169,386
                   ----------
                   $3,569,954
                   ==========

NOTE 11  INCOME TAX AND DEFERRED TAXES

         Income Tax Expense consists of the following:


Deferred Taxes             $ --
State Income Taxes          800
                           ----
INCOME TAX EXPENSE         $800
                           ====



                                   Page F-10

                S & C COMPANY, INC. AND SUBSIDIARY (DBA OSCAR'S)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 1999


NOTE 12  CAPITAL STOCK

         The Company incorporated on December 17, 1992 under the laws of the State of California, with 20,000,000 shares of common stock authorized. The shareholders' ownership is as follows:

Oscar and Martha Sarkisian           35.0%

Tammy Sarkisian-Celmo                27.3%

John Sarkisian                       16.0%

Bernadette Sarkisian                 16.0%

George Celmo                          5.7%

NOTE 13  COMMITMENTS

         The Company leases its facilities under operating leases. Minimum annual rental commitments (excluding taxes, insurance, and maintenance) for the years ended December 31, are as follows:

      2000               $ 1,329,840

      2001                 1,290,236

      2002                 1,293,939

      2003                 1,297,754

      2004                 1,301,683

      Thereafter           4,091,017
                         -----------
                         $10,604,469
                         ===========

NOTE 14  RELATED PARTY TRANSACTIONS

         Lease Arrangements
         The Company leases its Temecula facility from SRA Ventures, LLC. Total rents paid to SRA Ventures, LLC were $317,741 for 1999. The lease expires December 1, 2006. SRA Ventures, LLC and the Company have common ownership.

         Personal Guaranty
         The three notes payable with Southwest Community Bank are personally guaranteed by the following: Bernadette Sarkisian, Oscar Sarkisian, John Sarkisian, Tamara Sarkisian-Celmo, Martha Sarkisian, SRA Ventures, LLC, Sarkisian Family Trust, Tamara Sarkisian-Celmo Family Trust.



                                   Page F-11

                S & C COMPANY, INC. AND SUBSIDIARY (DBA OSCAR'S)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 1999


NOTE 15  INCENTIVE STOCK OPTION PLAN

         The Company has an incentive stock option plan covering 97 select employees. As of December 31, 1999 the Company has granted options to acquire a total of 56,450 shares of its common stock at prices ranging from $.35 to $2.58 per share. All options are subject to a five year vesting schedule. As of December 31, 1999 none of the options had been exercised. All stock options will be settled for cash in 2000 as a result of the sale of S & C Company, Inc.

         A summary of the Company's outstanding options and activity are as follows:

                                            WEIGHTED
                              SHARES        AVERAGE
                              UNDER         EXERCISE
                              OPTION         PRICE
                              ------         -----
OPTIONS OUTSTANDING,
    Beginning of year         48,600         $1.21
    Granted                    7,850         $2.58
    Canceled                      --            --
    Exercised                     --            --

                              ------         -----
OPTIONS OUTSTANDING,
    End of year               56,450         $1.26
                              ======         =====

NOTE 16  SUBSEQUENT EVENTS

         As of the date of this report the entity is in negotiations to sell a majority interest in the common stock of S & C Company, Inc.



                                   Page F-12

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the inclusion of our report dated August 24, 2000 in this Form 8-K. It should be noted that we have not audited any financial statements of the company subsequent to December 31, 1999 or performed any audit procedures subsequent to the date of our report.


OLIVA, SAHMEL & GODDARD
Certified Public Accountants

September 14, 2000



                                   Page F-13

S&C COMPANY (OSCAR'S)
UNAUDITED CONDENSED CONSOLIDATED INTERIM BALANCE SHEETS
(In thousands)


As of April 30,                                              2000
---------------                                              ----
ASSETS
CURRENT ASSETS
  Cash and cash equivalents                                $   287
  Receivables, net of reserves                                  92
  Inventories                                                   92
  InterCompany Phoenix                                          --
  Prepaid expenses and other current assets                    128
                                                           -------
  Total current assets                                         599
                                                           =======

Property and equipment, at cost                                 --
  Land                                                          --
  Buildings and leasehold improvements                       3,895
  Equipment                                                  4,094
  Capital leases                                                --
  Construction in progress                                      --
                                                           -------
                                                             7,989
  Less - Accumulated depreciation and amortization          (1,462)
                                                           -------
  Total property and equipment, net                          6,527
                                                           =======

INTANGIBLE ASSETS, NET                                          13

OTHER ASSETS, NET                                              122
                                                           -------
Total assets                                               $ 7,261
                                                           =======

LIABILITIES AND STOCKHOLDERS' INVESTMENT
CURRENT LIABILITIES
  Line of Credit                                           $   285
  Notes payable current                                        766
  Accounts payable                                           1,121
  Other current liabilities                                    977
  Intercompany payable                                          61
  Income taxes payable                                          20
                                                           -------
  Total current liabilities                                  3,230
                                                           =======

NOTES PAYABLE                                                3,425

DEFERRED REVENUE AND RENT                                      598

STOCKHOLDERS' INVESTMENT
  Common Stock                                                  64
  Additional paid-in capital                                    --
  Accumulated deficit                                          (56)
                                                           -------
  Total stockholders' investment                                 8
                                                           -------
Total liabilities and stockholders' investment             $ 7,261
                                                           =======

    The accompanying notes are an integral part of these Unaudited Condensed
                    Consolidated Interim Financial Statements



                                   Page F-14

S&C COMPANY (OSCAR'S)
UNAUDITED CONDENSED CONSOLIDATED INTERIM STATEMENTS OF INCOME AND RETAINED EARNINGS
(In thousands)


For the four months ended April 30,                             2000             1999
-----------------------------------                             ----             ----
REVENUES
  Restaurant sales                                            $ 8,587          $ 7,006

COSTS AND EXPENSES
  Cost of sales                                                 2,514            2,225
  Labor and related costs                                       2,583            2,255
  Other operating expenses                                      1,944            1,712
  Depreciation and amortization                                   171              147
  General and administrative expenses                           1,025              672
                                                              -------          -------
  Total operating costs and expenses                            8,237            7,012
                                                              -------          -------
  Interest expense                                                131               92
  Other income                                                    (27)             (46)
                                                              -------          -------
  Total costs and expenses                                      8,341            7,057
                                                              -------          -------
Income (loss) before income taxes                                 247              (51)
Provision for income taxes                                         --               --
                                                              -------          -------
Net income (Loss)                                             $   247          $   (51)
                                                              =======          =======
Retained Earnings (Deficit) - Beginning of the Period            (176)           1,078
Distributions Paid                                               (127)            (327)
                                                              -------          -------
RETAINED EARNINGS (DEFICIT) - END OF THE PERIOD               $   (56)         $   700
                                                              =======          =======

    The accompanying notes are an integral part of these Unaudited Condensed
                    Consolidated Interim Financial Statements



                                   Page F-15

S&C COMPANY (OSCAR'S)
UNAUDITED CONDENSED CONSOLIDATED INTERIM STATEMENTS OF CASH FLOWS
(In thousands)


For the four months Ended April 30,                   2000           1999
-----------------------------------                   ----           ----
CASH FLOWS FROM OPERATING ACTIVITIES
   Net cash provided by operating activities         $ 593          $ 698

CASH FLOWS FROM INVESTING ACTIVITIES
   Purchases of property and equipment                (125)          (108)

CASH FLOWS FROM FINANCING ACTIVITIES
   Repayment of Notes Payable, Net                     (57)           (95)
   Distributions to shareholders                      (127)          (327)
                                                     -----          -----
Net cash (used in) financing activities               (184)          (422)
                                                     -----          -----
Net increase in cash and equivalents                   284            168
                                                     -----          -----
Beginning balance, cash and cash equivalents             3           (197)
                                                     -----          -----
Ending balance, cash and cash equivalents            $ 287          $ (29)
                                                     =====          =====

    The accompanying notes are an integral part of these Unaudited Condensed
                    Consolidated Interim Financial Statements



                                   Page F-16

                       S & C COMPANY, INC. AND SUBSIDIARY
                          NOTES TO UNAUDITED CONDENSED
                    CONSOLIDATED INTERIM FINANCIAL STATEMENTS
                              AS OF APRIL 30, 2000


Note 1 - Unaudited Condensed Consolidated Interim Financial Statements

The unaudited interim condensed consolidated financial statements have been prepared without audit in accordance with generally accepted accounting principles. Pursuant to the rules and regulations of the Securities and Exchange Commission, certain information and footnote disclosures normally included in consolidated financial statements prepared in accordance with generally accepted accounting principles have been omitted or condensed. In our opinion, the condensed consolidated interim financial statements include all adjustments necessary for a fair presentation of financial position and results of operations for the periods presented. The results of operations for the periods presented should not necessarily be considered indicative of operations for the full year. Certain reclassifications have been made to prior period financial statements in order to conform to the current period presentation. It is recommended that these condensed consolidated interim financial statements be read in conjunction with the consolidated financial statements and the notes thereto included previously in this Form 8-K.



                                   Page F-17

        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION


   On August 30, 2000, Sizzler International, Inc. ("Sizzler") entered into a agreement to acquire an eighty-two percent interest in FFPE Holding Company, Inc. ("Oscar's") the owner of Oscar's Restaurants. As consideration, Sizzler paid $16 million in cash and issued a warrant to purchase 1,250,000 shares of Sizzler common stock at $4.00 a share. The purchase agreement also contains provisions that provide an earn-out of up to $9.1 million contingent upon meeting certain operating criteria. Sizzler's management has prepared the following Unaudited Pro Forma Condensed Consolidated Financial Information to give effect to this acquisition. The Unaudited Pro Forma Condensed Consolidated Statements of Operations for the year ended April 30, 2000 and for the three months ended July 23 and July 31, 2000 for Sizzler and Oscar's respectively, give effect to the Oscar's acquisition as if it had taken place at the beginning of the period. The Unaudited Pro Forma Condensed Consolidated Balance Sheet as of July 23, 2000 gives effect to the Oscar's acquisition as if it had taken place on such date.

   The pro forma adjustments, which are based upon available information and certain assumptions that Sizzler believes are reasonable based on the circumstances, are applied to the historical consolidated financial statements of Sizzler and Oscar's. The Oscar's acquisition will be accounted for using the purchase method of accounting. Sizzler's allocation of purchase price is based upon management's current estimates of the fair value of assets acquired and liabilities assumed in accordance with Accounting Principles Board No. 16. The purchase price allocations reflected in the accompanying unaudited pro forma condensed consolidated financial statements may be different from the final allocation of the purchase price. The Company expects to finalize the purchase price during the second quarter and make any necessary adjustments at that time. Management does not expect the differences to be material.

   The accompanying unaudited pro forma condensed consolidated financial information should be read in conjunction with the historical financial statements and the notes thereto for Sizzler and Oscar's in its annual form 10-K filed on July 21, 2000 and Oscar's audited financial statements which are included elsewhere in this filing. The unaudited pro forma condensed consolidated financial information is provided for informational purposes only and does not purport to represent what Sizzler financial position or results of operations would actually have been had the Oscar's acquisition occurred on such dates or to project Sizzler's results of operations or financial position for any future period.



                                   Page F-18

SIZZLER INTERNATIONAL, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)


                                                            Sizzler        Oscar's        Pro Forma
As of                                                       7/23/00        7/31/00        Adjustments           Total
-----                                                       -------        -------        -----------           -----
ASSETS
CURRENT ASSETS
  Cash and cash equivalents                                $ 36,905         $  586         $(14,950)(1)        $22,541
  Receivables, net of reserves                                4,811             97           (1,100)(2)          3,808
  Inventories                                                 4,124            110               --              4,234
  Current tax asset                                           2,544             --               --              2,544
  Prepaid expenses and other current assets                     888            173               --              1,061
                                                           --------         ------         --------          ---------
     Total current assets                                    49,272            966          (16,050)            34,188
                                                           ========         ======         ========          =========

Property and equipment, net                                  52,177          7,555               --             59,732

Property held for sale, net                                   6,781             --               --              6,781

Long-term notes receivable, net of reserves                   1,830             --               --              1,830

Deferred income taxes                                         3,490             --               --              3,490

Intangible assets, net of accumulated amortization            1,869             14           17,221 (3)         19,104

Other assets                                                  3,644            123             (500)(4)          3,267
                                                           --------         ------         --------          ---------
     Total assets                                          $119,063         $8,658         $    671          $ 128,392
                                                           ========         ======         ========          =========

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.



                                   Page F-19

SIZZLER INTERNATIONAL, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)


                                                                     Sizzler         Oscar's        Pro Forma
As of                                                                7/23/00         7/31/00        Adjustments         Total
-----                                                                -------         -------        -----------         -----
LIABILITIES AND STOCKHOLDERS' INVESTMENT
CURRENT LIABILITIES:
  Current portion of long-term debt                                $   5,147          $  952         $    --          $   6,099
  Accounts payable                                                     9,746           1,578              --             11,324
  Other current liabilities                                           10,471           1,000             900 (4)         12,371
  Income taxes payable                                                 2,820              20              --              2,840
                                                                   ---------          ------         -------          ---------
     Total current liabilities                                        28,184           3,550             900             32,634
                                                                   ---------          ------         -------          ---------

  Long-term debt, net of current portion                              20,126           4,348          (1,100)(2)         23,374

  Deferred gain on sale and lease back                                 8,074             578              --              8,652

  Pension liability                                                    9,563              --              --              9,563

  Minority interest                                                       --              --              33 (5)             33

Stockholders' Investment:
    Common, authorized 50,000,000 shares, $0.01 par value;
     outstanding 27,919,886 shares at July 23, 2000                      288              64             (64)(6)             288
  Additional paid-in capital                                         278,421              --           1,020 (7)         279,441
 Retained Earnings (Accumulated deficit)                            (216,904)            118            (118)(8)       (216,904)
  Treasury stock, 846,700 shares at cost at July 23, 2000             (2,303)             --              --             (2,303)
  Accumulated other comprehensive income                              (6,386)             --              --             (6,386)
                                                                   ---------          ------         -------          ---------
     Total stockholders' investment                                   53,116             182             838             54,136
                                                                   ---------          ------         -------          ---------
     Total liabilities and stockholders' investment                $ 119,063          $8,658         $   671          $ 128,392
                                                                   =========          ======         =======          =========

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.



                                   Page F-20

SIZZLER INTERNATIONAL, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (In thousands, except per share data)


                                                      Sizzler           Oscar's         Proforma
For the year ended,                                   4/30/00           4/30/00        Adjustments           Total
-------------------                                   -------           -------        -----------           -----
REVENUES
  Restaurant sales                                  $ 230,869          $ 25,668          $     --          $ 256,537
  Franchise revenues                                    8,625                --                --              8,625
                                                    ---------         ---------          --------          ---------
  Total revenues                                      239,494            25,668                --            265,162
                                                    =========         =========          ========          =========
COSTS AND EXPENSES
  Cost of sales                                        84,599             7,691                --             92,290
  Labor and related costs                              63,081             7,968                --             71,049
  Other operating expenses                             50,847             6,712                               57,559
  Depreciation and amortization                         8,628               497               861 (9)          9,986
  Non-recurring items                                  12,087                --                --             12,087
  General and administrative expenses                  20,346             2,894             1,980 (10)        25,220
                                                    ---------         ---------          --------          ---------
  Total operating costs and expenses                  239,588            25,762             2,841            268,191
                                                    =========         =========          ========          =========
  Interest expense                                      3,631               371                --              4,002
  Investment income, net                               (1,423)               --                --             (1,423)
  Other income                                         (1,411)               --                --             (1,411)
                                                    ---------         ---------          --------          ---------
  Total costs and expenses                            240,385            26,133             2,841            269,359
                                                    =========         =========          ========          =========
Loss before income taxes                                 (891)             (465)           (2,841)            (4,197)
Benefit for income taxes                               (3,313)               --                --             (3,313)
                                                    ---------         ---------          --------          ---------
Net income (loss)                                   $   2,422          $   (465)         $ (2,841)         $    (884)
                                                    =========         =========          ========          =========

Basic and diluted earnings (loss) per share         $    0.08                                                 $(0.03)
                                                    =========                                              =========
Weighted average common shares outstanding:

      Basic                                            28,559                                                 28,559

      Diluted                                          28,877                                                 28,877
                                                    =========                                              =========

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.



                                   Page F-21

SIZZLER INTERNATIONAL, INC. AND SUBSIDIARIES
UNAUDITED PROFORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (In thousands, except share data)


                                                     Sizzler          Oscar's      Pro Forma
For the interim period ended                         7/23/00          7/31/00     Adjustments          Total
----------------------------                         -------          -------     -----------          -----
REVENUES
 Restaurants                                        $ 52,312          $ 7,349         $  --          $ 59,661
 Franchise operations                                  2,346               --            --             2,346
                                                    --------          -------         -----          --------
 Total revenues                                       54,658            7,349            --            62,007
                                                    ========          =======         =====          ========
COSTS AND EXPENSES
 Cost of sales                                        18,943            2,231            --            21,174
 Labor and related expenses                           14,234            2,194            --            16,428
 Other operating expenses                             11,930            1,544            --            13,474
 Depreciation and amortization                         1,805              128           215 (9)         2,149
 General and administrative expenses                   4,312              960            --             5,272
                                                    --------          -------         -----          --------
 Total operating costs                                51,224            7,057           215            58,497
                                                    ========          =======         =====          ========
 Interest expense                                        747              117            --               864
 Investment income                                      (559)              --            --              (559)
                                                    --------          -------         -----          --------
 Total costs and expenses                             51,412            7,174           215            58,801
                                                      ======            =====           ===            ======
INCOME BEFORE INCOME TAXES                             3,246              174          (215)            3,205
Provision for income taxes                               381               --            --               381
                                                    --------          -------         -----          --------
NET INCOME                                          $  2,865          $   174         $(215)         $  2,824
                                                    ========          =======         =====          ========
Basic and diluted earnings per share                $   0.10                                         $   0.10
                                                    ========                                         ========
Weighted average common shares outstanding:

      Basic                                           27,986                                           27,986

      Diluted                                         28,371                                           28,371
                                                      ======                                           ======

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.



                                   Page F-22

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

General

The pro forma financial information gives effect to the following pro forma adjustments:

Sizzler's acquisition of an eighty-two percent ownership interest in Oscar's will be accounted for using the purchase method of accounting. In connection with the acquisition, Sizzler paid $16.0 million in cash with, $0.8 million to remain in escrow for six months to cover potential undisclosed claims, and issued warrants to purchase 1,250,000 shares of Sizzler common stock at $4.00 a share. The purchase agreement also contains provisions that provide for an earn-out of up to $9.1 million contingent on meeting certain operating criteria. The aggregate estimated purchase price is approximately $17.4 million, which is the total of cash paid, acquisition expenses and the value assigned to the warrants issued using the Black Scholes pricing model. This aggregated purchase price does not include contingent consideration of $0.8 million cash that will be held in an escrow account or the potential earn-out payments.

The pro forma financial information has been prepared on the basis of assumptions described in these notes and include assumptions relating to the allocation of the consideration paid for the assets and liabilities of Oscar's based on preliminary estimates of their fair value. The actual allocation of such consideration may differ from that reflected in the pro forma financial information after valuations and other procedures have been performed following the closing of the Oscar's acquisition. Management does not expect these differences to be material.

Below is a table of the estimated acquisition cost, purchase price allocation and annual amortization of the intangible assets acquired (in thousands):

                                                                                              ANNUAL AMORTIZATION OF
          DESCRIPTION                                            AMOUNT   AMORTIZATION LIFE         INTANGIBLES
------------------------------------------------------------------------ ------------------- --------------------------
Cash                                                            $15,200
Acquisition Costs                                                 1,400
Value of Warrants Issued                                          1,020
Price Adjustment based on Closing Indebtedness                    (250)
Total Consideration                                              17,370

Eighty-Two percent of Net Tangible Assets                           149

------------------------------------------------------------------------ ------------------- --------------------------
Goodwill                                                        $17,221           20                     $861
------------------------------------------------------------------------ ------------------- --------------------------

Tangible assets of Oscar's acquired were primarily cash and fixed assets. Liabilities of Oscar's assumed in the acquisition include accounts payable, accrued liabilities, deferred revenue and debt.



                                   Page F-23

Notes

(1) The pro forma reduction in cash is a result of the $15.2 million paid in cash to purchase Oscar's which is the $16 million purchase price net of the $0.8 million that will be held in escrow. The decrease in cash is also affected by an estimated $250,000 decrease resulting from a purchase price adjustment computed based on the ending balances in liability and asset accounts.

(2) The pro forma adjustment is to eliminate a bridge loan made by Sizzler to Oscar's.

(3) The pro forma adjustment is for goodwill of $17.2 million. The goodwill is the amount the purchase price exceeds the fair value of the net tangible and intangible assets assumed.

(4) The pro forma reduction of Other Assets by $0.5 million is to remove the acquisition expenses already incurred and the $0.9 million increase in accrued liabilities is to record the estimated acquisition expenses incurred but not yet paid.

(5) The pro forma adjustment is to record minority interest for the other owners of membership interest. The minority interest equals eighteen percent of the net tangible and intangible assets assumed.

(6) The pro forma decrease to "common stock" reflects the elimination of Oscar's shareholders' equity $64,000.

(7) The pro forma adjustment to increase additional paid in capital reflects the $1,020,000 impact of the issuance of Sizzler warrants to purchase common stock. The warrants were valued using the Black Scholes method with the following variables:

Life                             5
Rate                           6.1%
Volatility                      61%
Dividend                        --
Sizzler Stock price         $ 2.00

(8) The pro forma increase to accumulated deficit is a result of eliminating the $118,000 retained earnings of Oscars.

(9) The pro forma adjustment is to record the amortization of goodwill. $861,000 is the pro forma annual amortization for the year-ended April 30, 2000. The amortization expense for the three month period is approximately $215,000.

(10) The pro forma adjustment records the compensation expense which resulted from the repurchase of all of the outstanding options in Oscar's prior to the close of the acquisition. The repurchase of the outstanding options will result in compensation expense to the extent of cash paid to settle outstanding options ($1,980,000).



                                   Page F-24